JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on
Schedule 13D (including amendments thereto) with respect to the limited partnership interests and assignee interests therein of Krupp Cash Plus Limited Partnership and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 12th day of March, 1997.


                              AMERICAN HOLDINGS I, L.P.

                              By:  American Holdings I- GP, Inc.,
                              its general partner

                              By:  /s/Henry J. Gerard
                                   Henry J. Gerard
                              Title: Vice President

                              AMERICAN HOLDINGS I-GP, INC.

                              By:  /s/ Henry J. Gerard
                                   Henry J. Gerard
                              Title: Vice President

                              AMERICAN PROPERTY INVESTORS, INC.

                              By:  /s/ John P. Saldarelli
                                   John P. Saldarelli
                              Title: Vice President

                              LONGACRE CORP.

                              By:  /s/ Robert J. Mitchell
                                   Robert J. Mitchell
                              Title: Vice President

                              CARL C. ICAHN

                              By:  /s/ Theodore Altman
                                   Theodore Altman
                                   Attorney-In-Fact



             [Joint Filing Agreement for Schedule 13D with respect to Krupp Cash Plus Limited Partnership]